UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2006

Allegheny Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

West Virginia	000-50151	22-3888163
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box 487, 300 N Main St, Franklin, West Virginia		26807
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	304-358-2311

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

At its regularly scheduled meeting held May 11, 2006, the Board of Directors of Allegheny Bancshares, Inc., (Allegheny), was informed that S.B. Hoover and Company, LLP, declined to stand for reappointment as the independent auditors for Allegheny and upon recommendation by its Audit Committee, selected the firm of Larrowe & Company, P.L.C., as Allegheny’s independent registered public accountant for the fiscal year 2006. Larrowe & Company, P.L.C. nor any of its employees has any direct or indirect financial interest in Allegheny. No report by S.B. Hoover & Company, LLP, contained an adverse opinion, a disclaimer of opinion, or an opinion which was qualified as to uncertainty, audit scope, or accounting principles. There have been no disagreements between Allegheny and S.B. Hoover & Company, LLP, with respect to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, during the tenure of service by S.B. Hoover & Company, LLP, for Allegheny, including but not limited to the last two fiscal years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegheny Bancshares, Inc.

May 16, 2006	By:	/s/William A Loving, Jr., CLBB

Name: William A Loving, Jr., CLBB
Title: CEO / EVP

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Exhibit Index

Exhibit No.	Description

16.doc	Letter from SB Hoover & Company, LLP to the Securities and Exchange Commission dated May 15, 2006. Filed with this Document.